FOR IMMEDIATE RELEASE

Boston Scientific Announces Results for
Fourth Quarter and Full Year 2023

Marlborough, Mass. (January 31, 2024) -- Boston Scientific Corporation (NYSE: BSX) generated net sales of $3.725 billion during the fourth quarter of 2023, growing 14.9 percent on a reported basis, 14.5 percent on an operational1 basis and 13.6 percent on an organic2 basis, all compared to the prior year period. The company reported GAAP net income attributable to Boston Scientific common stockholders of $504 million or $0.34 per share (EPS), compared to $126 million or $0.09 per share a year ago and achieved adjusted3 EPS of $0.55 for the period, compared to $0.45 a year ago.

For the full year 2023, the company generated net sales of $14.240 billion, growing 12.3 percent on a reported basis, 13.1 percent on an operational1 basis and 12.3 percent on an organic2 basis. The company reported GAAP net income attributable to Boston Scientific common stockholders of $1.570 billion or $1.07 per share, compared to $642 million or $0.45 per share a year ago, and delivered full year adjusted3 EPS of $2.05, compared to $1.71 a year ago.

“I am grateful to our global team, and proud of our exceptional results in 2023,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “We are excited about our future and long-range plans as we deliver on our mission to transform patient lives.”

Fourth quarter financial results and recent developments:

•Reported net sales of $3.725 billion, representing an increase of 14.9 percent on a reported basis, compared to the company's guidance range of 9 to 11 percent; 14.5 percent on an operational basis; and 13.6 percent on an organic basis, compared to the company's guidance range of 8 to 10 percent, all compared to the prior year period.

•Reported GAAP net income attributable to Boston Scientific common stockholders of $0.34 per share, compared to the company's guidance range of $0.26 to $0.30 per share, and achieved adjusted EPS of $0.55 per share, compared to the guidance range of $0.49 to $0.52 per share.

•Achieved the following net sales growth in each reportable segment, compared to the prior year period:
◦MedSurg: 11.1 percent reported, 10.5 percent operational and 8.9 percent organic
◦Cardiovascular: 13.9 percent reported, 13.8 percent operational and 13.3 percent organic

•Achieved the following net sales growth in each region, compared to the prior year period:
◦United States (U.S.): 11.4 percent reported and operational
◦Europe, Middle East and Africa (EMEA): 14.0 percent reported and 11.6 percent operational
◦Asia-Pacific (APAC): 14.8 percent reported and 17.0 percent operational
◦Latin America and Canada (LACA): 20.8 percent reported and 14.6 percent operational
◦Emerging Markets4: 16.3 percent reported and 18.7 percent operational

•Received U.S. Food and Drug Administration (FDA) approval of the FARAPULSE™ Pulsed Field Ablation (PFA) System for the isolation of pulmonary veins in the treatment of drug-resistant, recurrent, symptomatic, paroxysmal (i.e., intermittent) atrial fibrillation (AF).

•Commenced enrollment of the AVANT GUARD clinical trial to evaluate the safety and effectiveness of the FARAPULSE PFA System as a first-line treatment for persistent atrial fibrillation (AF) compared to anti-arrhythmic drug therapy.

•Welcomed the presentation of data from the MANIFEST-17K registry of more than 17,000 patients treated with the FARAPULSE PFA System that reinforce the real world safety profile of the system.

•Enrollment commenced in the LAAOS-4 global research trial, which includes both the WATCHMAN FLX™ Left Atrial Appendage Closure (LAAC) Device and WATCHMAN FLX Pro LAAC Device and explores if patients with AF at highest risk for stroke benefit from a combined LAAC and oral anticoagulation therapy.

•Received FDA approval for the TENACIO™ Pump, a new pump component for the AMS 700™ Inflatable Penile Prostheses, a treatment option for patients with erectile dysfunction.

•Completed the acquisition of Relievant Medsystems, Inc., a privately held medical technology company that has developed and commercialized the only U.S. FDA-cleared system, the Intracept® Intraosseous Nerve Ablation System, for vertebrogenic pain.

•Announced agreement to acquire Axonics, Inc., (Nasdaq: AXNX) a publicly traded medical technology company that offers differentiated devices to treat urinary and bowel dysfunction, subject to customary closing conditions.

1 Operational net sales growth excludes the impact of foreign currency fluctuations.
2 Organic net sales growth excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales.
3 Adjusted EPS excludes the impacts of certain charges (credits) which may include amortization expense, goodwill and intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio gains and losses, restructuring and restructuring-related net charges (credits), certain litigation-related net charges (credits), European Union Medical Device Regulation (EU MDR) implementation costs, debt extinguishment charges, deferred tax expenses (benefits) and discrete tax items.
4 Periodically, we assess our list of Emerging Markets countries, and effective January 1, 2023, modified our list to include all countries except the United States, Western and Central Europe, Japan, Australia, New Zealand and Canada. We have revised prior year amounts to conform to the current year's presentation.

Fourth quarter net sales by business and region:

			Increase/(Decrease)
	Three Months Ended December 31,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis	Impact of Recent Acquisitions / Divestitures	Organic Basis
(in millions)	2023	2022
Endoscopy	$645	$571	12.9%	(0.7)%	12.2%	(1.4)%	10.8%
Urology	527	477	10.5%	(0.5)%	9.9%	—%	9.9%
Neuromodulation	269	249	8.0%	(0.5)%	7.5%	(4.9)%	2.6%
MedSurg	1,441	1,297	11.1%	(0.6)%	10.5%	(1.6)%	8.9%
Cardiology	1,751	1,529	14.5%	(0.3)%	14.2%	—%	14.2%
Peripheral Interventions	533	476	12.1%	0.1%	12.2%	(2.1)%	10.2%
Cardiovascular	2,285	2,005	13.9%	(0.2)%	13.8%	(0.5)%	13.3%
	3,725	3,302	12.8%	(0.4)%	12.5%	(0.9)%	11.6%
Other[5]	—	(60)	(100.0)%	—%	(100.0)%	—%	(100.0)%
Net Sales	$3,725	$3,242	14.9%	(0.4)%	14.5%	(0.9)%	13.6%

			Increase/(Decrease)
	Three Months Ended December 31,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2023	2022
U.S.	$2,213	$1,986	11.4%	—%	11.4%
EMEA	749	657	14.0%	(2.4)%	11.6%
APAC	616	536	14.8%	2.2%	17.0%
LACA	148	122	20.8%	(6.2)%	14.6%
	3,725	3,302	12.8%	(0.4)%	12.5%
Other[5]	—	(60)	(100.0)%	—%	(100.0)%
Net Sales	$3,725	$3,242	14.9%	(0.4)%	14.5%

Emerging Markets[4]	$595	$511	16.3%	2.4%	18.7%

5 In 2022, reflects unplanned reserves established in connection with the activation of the Italian government payback provision, aimed at rationalizing public spending and requiring medical device companies to pay back a portion of spend exceeding allocated health care budgets. In 2023, these sales reserves were allocated to reportable segments.

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Net sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of acquisitions/divestitures are not prepared in accordance with GAAP.

Full year net sales by business and region:

			Increase/(Decrease)
	Year Ended December 31,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis	Impact of Recent Acquisitions / Divestitures	Organic Basis
(in millions)	2023	2022
Endoscopy	$2,482	$2,221	11.7%	0.6%	12.3%	(1.2)%	11.1%
Urology	1,964	1,773	10.8%	0.4%	11.1%	—%	11.1%
Neuromodulation	976	917	6.4%	0.3%	6.7%	(1.3)%	5.3%
MedSurg	5,422	4,911	10.4%	0.4%	10.8%	(0.8)%	10.0%
Cardiology	6,709	5,932	13.1%	0.9%	14.0%	(0.5)%	13.6%
Peripheral Interventions	2,110	1,899	11.1%	1.4%	12.6%	(1.6)%	10.9%
Cardiovascular	8,819	7,831	12.6%	1.1%	13.7%	(0.7)%	12.9%
	14,240	12,742	11.8%	0.8%	12.6%	(0.8)%	11.8%
Other[5]	—	(60)	(100.0)%	—%	(100.0)%	—%	(100.0)%
Net Sales	$14,240	$12,682	12.3%	0.8%	13.1%	(0.8)%	12.3%

			Increase/(Decrease)
	Year Ended December 31,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2023	2022
U.S.	$8,425	$7,632	10.4%	—%	10.4%
EMEA	2,856	2,526	13.1%	(0.2)%	12.9%
APAC	2,400	2,116	13.4%	5.7%	19.1%
LACA	560	469	19.3%	(2.4)%	16.9%
	14,240	12,742	11.8%	0.8%	12.6%
Other[5]	—	(60)	(100.0)%	—%	(100.0)%
Net Sales	$14,240	$12,682	12.3%	0.8%	13.1%

Emerging Markets[4]	$2,310	$1,968	17.3%	4.5%	21.9%

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Net sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of acquisitions/divestitures are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and First Quarter 2024

The company estimates net sales growth for the full year 2024, versus the prior year period, to be in a range of approximately 8.5 to 9.5 percent on a reported basis, and approximately 8 to 9 percent on an organic basis. Full year organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates EPS on a GAAP basis in a range of $1.38 to $1.42 and estimates adjusted EPS, excluding certain charges (credits), of $2.23 to $2.27.

The company estimates net sales growth for the first quarter of 2024, versus the prior year period, to be in a range of approximately 7.5 to 9.5 percent on a reported basis, and approximately 7 to 9 percent on an organic basis. First quarter organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates EPS on a GAAP basis in a range of $0.29 to $0.31 and estimates adjusted EPS, excluding certain charges (credits), of $0.50 to $0.52.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. ET. The company will webcast the call to interested parties through its website: investors.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical technologies that improve the health of patients around the world. As a global medical technology leader for more than 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of health care. Our portfolio of devices and therapies helps physicians diagnose and treat complex cardiovascular, respiratory, digestive, oncological, neurological and urological diseases and conditions. Learn more at
www.bostonscientific.com and connect on LinkedIn and X, formerly Twitter.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "may," "intend," and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales; reported, operational and organic revenue growth rates; reported and adjusted EPS for the first quarter and full year 2024; our financial performance; acquisitions; clinical trials; our business plans and product performance; and new and anticipated product approvals and launches. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: economic conditions, including the impact of foreign currency fluctuations; future U.S. and global political, competitive, reimbursement and regulatory conditions; geopolitical events; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by public health emergencies or extreme weather or other climate change-related events; labor shortages and increases in labor costs; variations in outcomes of ongoing and future clinical trials and market studies; new product introductions; expected procedural volumes; the closing and integration of acquisitions; demographic trends; intellectual property; litigation; financial market conditions; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying unrounded amounts.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Emily Anderson	Investors:	Lauren Tengler
	617-515-2000 (office)		508-683-4479 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	Emily.Anderson2@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
in millions, except per share data	2023	2022	2023	2022

Net sales	$3,725	$3,242	$14,240	$12,682
Cost of products sold	1,146	1,011	4,345	3,956
Gross profit	2,579	2,231	9,896	8,727

Operating expenses:
Selling, general and administrative expenses	1,379	1,163	5,190	4,520
Research and development expenses	363	330	1,414	1,323
Royalty expense	12	13	46	47
Amortization expense	208	199	828	803
Intangible asset impairment charges	—	—	58	132
Contingent consideration net expense (benefit)	14	(33)	58	35
Restructuring net charges (credits)	19	6	69	24
Litigation-related net charges (credits)	—	131	(111)	173
Loss (gain) on disposal of businesses and assets	—	22	—	22
	1,995	1,830	7,553	7,078
Operating income (loss)	584	402	2,343	1,649

Other income (expense):
Interest expense	(65)	(64)	(265)	(470)
Other, net	(14)	58	(93)	(38)
Income (loss) before income taxes	505	396	1,985	1,141
Income tax expense (benefit)	1	256	393	443
Net income (loss)	$504	$140	$1,592	$698
Preferred stock dividends	—	(14)	(23)	(55)
Net income (loss) attributable to noncontrolling interests	(0)	—	(1)	—
Net income (loss) attributable to Boston Scientific common stockholders	$504	$126	$1,570	$642

Net income (loss) per common share - basic	$0.34	$0.09	$1.08	$0.45
Net income (loss) per common share - diluted	$0.34	$0.09	$1.07	$0.45

Weighted-average shares outstanding
Basic	1,465.3	1,432.7	1,453.0	1,430.5
Diluted	1,476.9	1,442.4	1,463.5	1,439.7

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended December 31, 2023
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share
Reported	$2,579	$1,995	$584	$(79)	$505	$504	$—	$504	$0.34
Non-GAAP adjustments:
Amortization expense	—	(208)	208	—	208	178	—	176	0.12
Acquisition/divestiture-related net charges (credits)	9	(120)	129	(0)	129	54	—	54	0.04
Restructuring and restructuring-related net charges (credits)	22	(30)	52	—	52	43	—	43	0.03
Litigation-related net charges (credits)	—	—	—	—	—	(1)	—	(1)	(0.00)
Investment portfolio net losses (gains)	—	—	—	(0)	(0)	2	—	2	0.00
EU MDR implementation costs	11	(5)	16	—	16	14	—	14	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	44	—	44	0.03
Discrete tax items	—	—	—	—	—	(18)	—	(18)	(0.01)
Adjusted	$2,621	$1,631	$990	$(79)	$911	$819	$—	$817	$0.55

	Three Months Ended December 31, 2022
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share(1)
Reported	$2,231	$1,830	$402	$(6)	$396	$140	$(14)	$126	$0.09
Non-GAAP adjustments:
Amortization expense	—	(199)	199	—	199	175	—	175	0.12
Acquisition/divestiture-related net charges (credits)	24	(29)	53	(44)	9	59	—	59	0.04
Restructuring and restructuring-related net charges (credits)	16	(12)	28	—	28	25	—	25	0.02
Litigation-related net charges (credits)	—	(131)	131	—	131	101	—	101	0.07
Investment portfolio net losses (gains)	—	—	—	(38)	(38)	(32)	—	(32)	(0.02)
EU MDR implementation costs	13	(6)	19	—	19	17	—	17	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	42	—	42	0.03
Discrete tax items	—	—	—	—	—	129	—	129	0.09
Adjusted	$2,285	$1,452	$833	$(88)	$745	$656	$(14)	$642	$0.45

(1) For the three months ended December 31, 2022 the effect of assuming the conversion of 5.50% Mandatory Convertible Preferred Stock, Series A (MCPS) into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income attributable to common stockholders. On June 1, 2023, all outstanding shares of MCPS automatically converted into shares of common stock.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Year Ended December 31, 2023
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share(2)
Reported	$9,896	$7,553	$2,343	$(358)	$1,985	$1,592	$(23)	$1,570	$1.07
Non-GAAP adjustments:
Amortization expense	—	(828)	828	—	828	713	—	709	0.48
Intangible asset impairment charges	—	(58)	58	—	58	54	—	54	0.04
Acquisition/divestiture-related net charges (credits)	53	(314)	367	6	373	352	—	352	0.24
Restructuring and restructuring-related net charges (credits)	77	(107)	185	—	185	156	—	156	0.11
Litigation-related net charges (credits)	—	111	(111)	—	(111)	(88)	—	(88)	(0.06)
Investment portfolio net losses (gains)	—	—	—	21	21	24	—	24	0.02
EU MDR implementation costs	47	(21)	69	—	69	59	—	59	0.04
Deferred tax expenses (benefits)	—	—	—	—	—	155	—	155	0.11
Discrete tax items	—	—	—	—	—	8	—	8	0.01
Adjusted	$10,073	$6,335	$3,738	$(331)	$3,407	$3,025	$(23)	$2,999	$2.05

	Year Ended December 31, 2022
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share(2)
Reported	$8,727	$7,078	$1,649	$(508)	$1,141	$698	$(55)	$642	$0.45
Non-GAAP adjustments:
Amortization expense	—	(803)	803	—	803	694	—	694	0.48
Goodwill and Intangible asset impairment charges	—	(132)	132	—	132	102	—	102	0.07
Acquisition/divestiture-related net charges (credits)	97	(206)	303	(18)	285	338	—	338	0.24
Restructuring and restructuring-related net charges (credits)	65	(45)	110	—	110	96	—	96	0.07
Litigation-related net charges (credits)	—	(173)	173	—	173	133	—	133	0.09
Investment portfolio net losses (gains)	—	—	—	(30)	(30)	(28)	—	(28)	(0.02)
EU MDR implementation costs	46	(25)	71	—	71	62	—	62	0.04
Debt extinguishment charges	—	—	—	194	194	149	—	149	0.10
Deferred tax expenses (benefits)	—	—	—	—	—	140	—	140	0.10
Discrete tax items	—	—	—	—	—	129	—	129	0.09
Adjusted	$8,935	$5,694	$3,241	$(362)	$2,880	$2,514	$(55)	$2,459	$1.71

(2) For the years ended December 31, 2023 and 2022, the effect of assuming the conversion of MCPS into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income attributable to common stockholders. On June 1, 2023, all outstanding shares of MCPS automatically converted into shares of common stock.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
Q1 and FY 2024 GUIDANCE RECONCILIATIONS
(Unaudited)

Net Sales

	Q1 2024 Estimate		Full Year 2024 Estimate
	(Low)	(High)	(Low)	(High)
Reported growth	7.5%	9.5%	8.5%	9.5%
Impact of foreign currency fluctuations	1.0%	1.0%	0.5%	0.5%
Operational growth	8.5%	10.5%	9.0%	10.0%
Impact of acquisitions/divestitures	(1.5)%	(1.5)%	(1.0)%	(1.0)%
Organic growth	7.0%	9.0%	8.0%	9.0%

Earnings per Share

	Q1 2024 Estimate		Full Year 2024 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.29	$0.31	$1.38	$1.42

Amortization expense	0.12	0.12	0.48	0.48
Acquisition/divestiture-related net charges (credits)	0.03	0.03	0.10	0.10
Restructuring and restructuring-related net charges (credits)	0.02	0.02	0.11	0.11
Other adjustments	0.04	0.04	0.16	0.16
Adjusted results	$0.50	$0.52	$2.23	$2.27

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share (EPS) that exclude certain charges (credits); operational net sales, which exclude the impact of foreign currency fluctuations; and organic net sales, which exclude the impact of foreign currency fluctuations as well as the impact of acquisitions and divestitures with less than a full period of comparable net sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share, we exclude certain charges (credits) from GAAP net income and GAAP net income attributable to Boston Scientific common stockholders, which include amortization expense, goodwill and intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio gains and losses, restructuring and restructuring-related net charges (credits), certain litigation-related net charges (credits), EU MDR implementation costs, debt extinguishment charges, deferred tax expenses (benefits) and discrete tax items. Amounts are presented after-tax using the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 740-270-30, “General Methodology and Use of Estimated Annual Effective Tax Rate.” Please refer to Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report filed on Form 10-K filed with the Securities and Exchange Commission or Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations in any Quarterly Report on Form 10-Q that we have filed or will file thereafter for an explanation of each of these adjustments and the reasons for excluding each item.

The GAAP financial measures most directly comparable to adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share are GAAP net income (loss), GAAP net income (loss) attributable to Boston Scientific common stockholders and GAAP net income (loss) per common share – diluted, respectively.

To calculate operational net sales growth rates, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior periods. To calculate organic net sales growth rates, we also remove the impact of acquisitions and divestitures with less than a full period of comparable net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders, adjusted net income (loss) per share, operational net sales growth rates and organic net sales growth rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.